Exhibit 99.3
Unaudited Pro Forma Condensed Consolidated Financial Statements
The following unaudited pro forma condensed consolidated financial statements of SkillSoft (the “Company”) have been prepared to give effect to SkillSoft’s previously announced acquisition of Thomson Learning’s NETg business (“NETg”) from Thomson Learning, Inc and certain of it affiliates.
The unaudited pro forma condensed consolidated financial statements are based on NETg’s historical combined financial statements, included in this Form 8-K/A, and the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated statements of operations for the twelve months ended January 31, 2007 give effect to the acquisition of NETg as if it had occurred on February 1, 2006. The Company’s consolidated income statement information was derived from its January 31, 2007 consolidated income statement included in its Annual Report on Form 10-K for the year ended January 31, 2007. The combined income statement information from NETg was derived from the audited combined income statement of NETg for the year ended December 31, 2006 which is included herein.
The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of NETg as if it had occurred on January 31, 2007. The Company’s consolidated balance sheet information was derived from its January 31, 2007 consolidated balance sheet included in its Annual Report on Form 10-K for the year ended January 31, 2007. The combined balance sheet information for NETg was derived from the audited combined balance sheet of NETg as of December 31, 2006 which is included herein.
Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of the acquired entity based on their estimated fair values as of the completion of the transaction. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of the identifiable intangibles and the fair values of liabilities assumed as of the date that the acquisition was consummated.
The purchase price allocation included in the accompanying unaudited pro forma combined financial statements is preliminary and based on the estimated fair values of the assets acquired, considering a number of factors, including the use of an independent appraisal. The valuation model prepared by our independent appraiser had not been finalized as of the date of the filing of this Form 8-K/A. Accordingly, the purchase price allocation is subject to change and the impact of such changes could be material. The unaudited pro forma condensed consolidated financial statements do not reflect any potential operating efficiencies.
The accompanying unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the financial position or actual results of operations in future periods or the results that would have been achieved by the combined company for the period presented. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical combined financial statements and accompanying notes of NETg included elsewhere in this document, and in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and accompanying footnotes of the Company contained in its Annual Report on Form 10-K for the year ended January 31, 2007, which was filed with the SEC on April 13, 2007 and its Quarterly Report on Form 10-Q for the three months ended April 30, 2007, which was filed with the SEC on June 11, 2007.

SkillSoft Public Limited Company and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of January 31, 2007
(In Thousands, Except Per Share Data)

	Historical	Historical	Pro Forma			Pro Forma
	SkillSoft	NETg	Adjustments			Combined
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$104,117	$1,698	$(285,089)	(a	)	$20,726
			200,000	(g	)
Accounts receivable, net	94,343	69,935	—			164,278
Prepaid expenses and other current assets	22,215	17,054	(13,546)	(d	)	25,723
Restricted cash	20,095	—	—			20,095

Total current assets	240,770	88,687	(98,635)			230,822

Property and equipment, net	9,672	3,604	—			13,276

Intangible assets, net	2,638	19,343	(19,343)	(b	)	46,488
			43,850	(c	)
Goodwill	83,171	55,021	(55,021)	(b	)	301,730
			218,559	(c	)

Long-term investments	3,598	—	—			3,598
Deferred tax assets, net	159	5,081	(5,081)	(e	)	159
Capitalized software, net	—	10,327	(10,327)	(b	)	—
Pre-publication costs, net	—	2,376	(2,376)	(b	)	—
Courseware development costs, net	—	22,562	(22,562)	(b	)	—
Other assets	2,962	—	8,823			11,785

Total assets	$342,970	$207,001	$57,887			$607,858

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,327	$5,829	$—			$9,156
Accrued compensation	17,870	4,524	—			22,394
Accrued expenses	35,427	18,030	—			53,457
Deferred revenue	146,012	68,332	(33,074)	(h	)	181,270
Current tax payable	—	283	—			283
Notes payable to Parent	—	11,603	(11,603)	(f	)	—
Other current liabilities	—	137	—			137

Total current liabilities	202,636	108,738	(44,677)			266,697
Long term liabilities	2,405	827	5,292	(i	)	8,524
Long term debt	—	—	200,000	(g	)	200,000

Total long term liabilities	2,405	827	205,292			208,524
Commitments and Contingencies Stockholders’ equity:

Ordinary Shares	12,039	—	—			12,039

Additional paid-in capital	573,394	—	—			573,394
Treasury stock, at cost	(24,524)	—	—			(24,524)
Accumulated deficit	(421,661)	—	(5,292)	(i	)	(426,953)
Net investment of Parent	—	83,628	(83,628)	(f	)	—
Accumulated other comprehensive income/loss	(1,319)	13,808	(13,808)	(f	)	(1,319)

Total stockholders’ equity	137,929	97,436	(102,728)			132,637

Total liabilities and stockholders’ equity	$342,970	$207,001	$57,887			$607,858

SkillSoft Public Limited Company and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended January 31, 2007
(In Thousands, Except Per Share Data)

	Historical	Historical	Pro Forma			Pro Forma
	SkillSoft	NETg	Adjustments			Combined
Revenue	$225,172	$148,764	$(29,205)	(n	)	$344,731
Cost of revenues	26,601	48,656	6,633	(p	)	69,290
			(12,600)	(q	)
Cost of revenues — amortization of intangible assets	4,422	15,342	(13,894)	(j	)	5,870

Gross profit	194,149	84,766	(9,344)			269,571
Operating expenses:
Research and development	40,776	19,466	15,598	(j	)	75,840
Selling and marketing	90,894	69,641	—			160,535
General and administrative	27,735	47,294	—			75,029
Amortization of intangible assets	1,652	1,351	(1,351)	(j	)	12,437
			10,785	(k	)
Restructuring	26	—	—			26
Restatement: SEC investigation	898	—	—			898

Total operating expenses	161,981	137,752	25,032			324,765

Operating income (loss)	32,168	(52,986)	(34,376)			(55,194)
Other income (expense), net	(96)	—	—			(96)
Interest income	4,310	—	(4,239)	(l	)	71
Interest expense	(278)	(656)	(18,457)	(m	)	(19,391)

Income (Loss) before provision for income taxes	36,104	(53,642)	(57,072)			(74,610)
Provision for income taxes	11,951	1,527	(13,478)	(o	)	5,292

	—	—	5,292	(p	)	—

Net income (loss)	$24,153	$(55,169)	$(48,886)			$(79,902)

Net income (loss) per share:
Basic (loss) income per share	$0.24					$(0.79)

Diluted (loss) income per share	$0.23					$(0.79)

Basic weighted average shares outstanding	101,698					101,698

Diluted weighted average shares outstanding	104,240					101,698

(1) Description of Transaction and Basis of Presentation
On May 14, 2007, SkillSoft Public Limited Company, a corporation incorporated under the laws of the Republic of Ireland (the “Company”) and SkillSoft Corporation, a Delaware corporation, completed their previously announced acquisition of Thomson Learning’s NETg business (“NETg”) from Thomson Learning, Inc., a Delaware corporation (“Thomson Learning”), Thomson Global Resources, a corporation incorporated under the laws of the Republic of Ireland (“TGR”), Thomson France SARL, a French limited liability company (“Thomson France”), Thomson Holdings GmbH, a company legally established under the laws of Germany (“Thomson Germany”), The Thomson Corporation (Australia) Pty Ltd, an Australian private limited company (“Thomson Australia”), and Thomson Information & Solutions Limited, a corporation organized under the laws of England and Wales (“Thomson UK”) pursuant to a Stock and Asset Purchase Agreement (the “Purchase Agreement”) dated October 25, 2006.
The estimated aggregate purchase price for NETg was approximately $270 million. The purchase price is subject to further adjustment after the Closing based on the balance sheet of NETg. In connection with the closing of the acquisition of NETg (the “Acquisition”), the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, its subsidiary SkillSoft Corporation, as borrower, Credit Suisse, as administrative agent and collateral agent (the “Agent”), Credit Suisse Securities (USA) LLC, as sole bookrunner and sole lead arranger, Keybank National Association, as syndication agent, Silicon Valley Bank, as documentation agent, and the lenders party thereto (the “Lenders”). The Credit Agreement provides for a $225 million senior secured credit facility comprised of a $200 million term loan facility and a $25 million revolving credit facility. Proceeds of the Credit Agreement will be used to finance the Acquisition and for general corporate purposes. In connection with the Acquisition, SkillSoft Corporation borrowed the entire $200 million available under the term loan facility. The term loan bears interest at a rate per annum equal to, at the election of SkillSoft Corporation, (i) an alternative base rate plus a margin of 1.75% or (ii) adjusted LIBOR plus a margin of 2.75%, and revolving loans bear interest at a rate per annum equal to, at the election of SkillSoft Corporation, (i) an alternative base rate plus a margin of 1.50% to 1.75% or (ii) adjusted LIBOR plus a margin of 2.50% to 2.75%. The alternative base rate is the greater of Credit Suisse’s prime rate and the federal funds effective rate plus 0.50%. Overdue amounts under the Credit Agreement bear interest at a rate per annum equal to 2.00% plus the rate otherwise applicable to such loan.
SkillSoft Corporation is required to pay the Lenders a commitment fee at a rate per annum of 0.50% on the average daily unused amount of the revolving credit facility commitments of such Lenders during the period for which payment is made, payable quarterly in arrears. The term loan is payable in 24 consecutive quarterly installments of (i) $500,000 in the case of each of the first 23 installments, on the last day of each of September, December, March, and June commencing September 30, 2007 and ending on March 31, 2013, and (ii) the balance due on May 14, 2013. The revolving credit facility terminates on May 14, 2012, at which time all outstanding borrowings under the revolving credit facility are due. SkillSoft Corporation may optionally prepay loans under the Credit Agreement at any time, without penalty. The loans are subject to mandatory prepayment in certain circumstances.
The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to the Company and its subsidiaries, maintenance of existence, financial and other reporting, payment of obligations, maintenance of properties and insurance, maintenance of a credit rating, and interest rate protection. Negative covenants include, among others, with respect to the Company and its subsidiaries, limitations on incurrence or guarantees of indebtedness, limitations on liens, limitations on sale and lease-back transactions, limitations on investments, limitations on mergers, consolidations, asset sales and acquisitions, limitations on dividends, share redemptions and other restricted payments, limitations on affiliate transactions, limitations on hedging transactions, and limitations on capital expenditures. The Credit Agreement also includes a leverage ratio covenant and an interest coverage ratio covenant (the ratio of the Company’s consolidated EBITDA to its consolidated interest expense as calculated pursuant to the Credit Agreement).
The Credit Agreement contains customary events of default, including, among others, inaccuracy of representations and warranties in any material respect, non-payment of principal, interest or other amounts when due, violation of covenants, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events and the occurrence of a Change in Control (as defined in the Credit Agreement). Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable. A bankruptcy or insolvency event of default causes such obligations automatically to become immediately due and payable.

In conjunction with the Credit Agreement the Company entered into a $160 million Hedge Contract at a rate of 5.1015% to limit its exposure to the possible fluctuations of the LIBOR. Under the terms of the Credit Agreement the Company is required to hedge a minimum of 50% of the Term Loan for a period of 2 years.
The Acquisition will be accounted for as a purchase in accordance with U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of NETg are recorded based on their respective fair values. For purposes of the pro forma financial statements herein, the purchase price has been allocated based on a preliminary valuation of NETg’s tangible and intangible assets and liabilities based on their estimated fair values. The purchase price is subject to further adjustment after the Closing based on the balance sheet of NETg.
The allocation of purchase price was based on a number of factors, including a valuation model prepared by an independent appraiser. The preliminary estimated purchase price allocation is as follows (in thousands):

Purchase consideration:
Cash consideration	$69,738
Debt	200,000
Transaction costs	6,528

Total purchase consideration	$276,266

Preliminary allocation of the purchase consideration:
Cash	$1,698
Accounts receivable, net	69,935
Other current assets	3,508
Property and equipment	3,604
Goodwill	218,559
Identifiable intangible assets	43,850
Assumed liabilities	(29,630)
Deferred revenue	(35,258)

$276,266

SkillSoft anticipates that it will recognize costs under EITF 95-3 as a result of the acquisition. As of the date of the filing of this Form 8-K/A these amounts have not yet been quantified.
(2) Presentation Entries
The following presentation adjustments were made to conform NETg’s audited financial statements to the presentation used by SkillSoft.

	NETg	Entry	Entry	Entry	Entry	Entry	Entry	SkillSoft
	Format	(1)	(2)	(3)	(4)	(5)	(6)	Format
Revenue	$148,764							$148,764
Cost of revenues	—						48,656	48,656
Cost of revenues — amortization of intangible assets	—	—	—	—	—	—	15,342	15,342

Gross profit	148,764						(63,998)	84,766
Operating expenses:
Cost of revenue	80,783	(19,409)			1,176	1,448	(63,998)	—
Selling, general & administrative	104,680		(68,879)	(35,801)				—

	NETg	Entry	Entry	Entry	Entry	Entry	Entry	SkillSoft
	Format	(1)	(2)	(3)	(4)	(5)	(6)	Format
Research and development	—	19,409			57			19,466
Selling and marketing	—		68,879		762			69,641
General and administrative	—			45,496	1,798			47,294
Depreciation	3,793				(3,793)			—
Amortization of intangible assets	2,799					(1,448)		1,351
Allocation of shared services costs	3,688			(3,688)				—
Allocation of corporate management costs	6,007	—	—	(6,007)	—	—	—	—

Total operating expenses	201,750	—	—	—	—	—	—	137,752

Operating (loss) income	(52,986)							(52,986)
(1)	To reclass research and development costs out of cost of revenue

(2)	To reclass selling and marketing out of selling, general & administrative

(3)	To reclass general and administrative out of selling, general & administrative

(4)	To reclass depreciation to the Company’s classification

(5)	To reclass amortization of intangibles to cost of revenues

(6)	To reclass cost of revenues out of operating expenses
(3) Unaudited Pro Forma Adjustments
Adjustments to record the acquisition of NETg as if it occurred on January 31, 2007:
(a)	Adjustment to record a payment of $269.7 million to the Thomson Corporation and payments of $15.4 million for transaction and closing costs.

(b)	Adjustment to reverse historical NETg goodwill and intangible assets.

(c)	Adjustment to record goodwill resulting from the transaction of $227.4 million and estimated identifiable intangible assets of $43.9 million. The estimated identifiable intangible assets and their related estimated useful lives are as follows:

	Estimated	Estimated
Intangible Assets	Fair Value	Useful Life
	(in thousands)
Noncompete Agreement	$6,900	2.5 years
Trademark / Trade Name — NETg	2,700	2 years
Course Content	9,950	1.5 years
Customer Contractual Relationships	800	1 years
Customer Noncontractual Relationship	23,500	4 years

Total Identifiable Intangible Assets	$43,850

(d)	Adjustment to reduce the value of prepaid expenses and other current assets primarily relating to deferred revenue to fair value of $3.5 million. The Company eliminated all amounts that it deemed would not provide future economic benefit to the company including prepaid royalties ($3.3 million), prepaid publications costs ($0.5 million), prepaid commissions ($6.6 million), custom deferred costs ($1.0 million) and other current assets ($1.2 million). Inventory consisting of books and other printed material was reduced by $0.9 million to reflect fair value.

(e)	Adjustment to reverse NETg’s historical deferred tax assets of $5.1 million that were not acquired.

(f)	Adjustment to eliminate NETg liabilities to Thomson Corp and other comprehensive loss.

(g)	Adjustment to record debt proceeds of $200 million.

(h)	Adjustment to reduce acquired deferred revenue to estimated fair value of $35.3 million.

(i)	The amount represented by the deferred tax liability represents a pro forma tax provision
Adjustments to record the acquisition of NETg as if it happened at the beginning of the year ended January 31, 2007:
(j)	Adjustment to expense costs capitalized by NETg for software platform and development to conform to SkillSoft’s accounting policy.

(k)	Adjustment to record amortization expense for the acquired intangible assets of $10.8 million and cost of sales of $6.6 million.

(l)	Adjustment to decrease interest income by $4.2 million earned by SkillSoft due to the $83.9 million cash outlay for the acquisition as if the acquisition occurred as of February 1, 2006. The interest foregone was calculated based on SkillSoft’s actual weighted average interest rates earned during the period.

(m)	Adjustment to record an increase in interest expense of $17.0 million resulting from the incurrence of indebtedness under the Company’s credit agreement dated May 14, 2007 as if the debt was incurred as of February 1, 2006. The increase in interest was calculated using the current annualized interest rate of 8.2226% as of June 26, 2007.

(n)	Adjustments to reduce revenue by $29.2 million as a result of writing down acquired deferred revenue to fair value.

(o)	To adjust the total tax provision to reflect the estimated effective tax rate of the combined company

(p)	The amount represented by the deferred tax liability represents a pro forma tax provision

(q)	Adjustments to reduce cost of revenue by $12.6 million to reflect purchase accounting adjustment to acquired deferred cost of sales